Exhibit 99.1

BIO-key Completes Acquisition of Swivel Secure Europe, Significantly Expanding its Revenue Base, Customer Reach and Talent in Europe, Middle East and Africa

Madrid, Spain & Wall, NJ – March 9, 2022 - BIO-key International, Inc. (NASDAQ: BKYI), an innovative provider of workforce and customer identity and access management (IAM) and Identity-Bound Biometric (IBB) solutions, today announced that it has completed the acquisition Swivel Secure Europe, S.A (SSE), a privately-held IAM solutions provider based in Madrid, Spain that serves European, Middle East and African (EMEA) markets. SSE generated approximately $3.1M in revenue and $578K in operating income in calendar 2021. SSE has a five-year exclusive distribution agreement for Swivel Secure Limited’s software solutions in all EMEA markets outside of the United Kingdom.

Alex Rocha, the CEO and former sole stockholder of SSE, will continue to manage day to day operations at SSE reporting directly to BIO-key’s Chairman & CEO. The acquisition provides BIO-key with a ten member sales and support team with extensive customer and industry relationships throughout the EMEA region with offices in Madrid, Lisbon and UAE. SSE also brings technology partnerships with SAP, SailPoint and Red Hat, and global reseller partner relationships with Arrow, Deloitte, Accenture, Logicalis, IBM, Telefonica and Wipro.

“Swivel Secure significantly strengthens BIO-key’s presence and potential reach across Europe, the Middle East and Africa during an unprecedented period of cybersecurity threats and attacks,” said BIO-key Chairman & CEO Michael DePasquale. “We are excited to bring our award-winning, cost-effective and easy to deploy portfolio of IAM and identity-bound biometric solutions to serve the needs of current and future customers across EMEA markets.”

“BIO-key is a respected leader in identity and access management and civil identification in the North America, Africa and Asia,” said Mr. Rocha. “We’re excited to join forces with BIO-key to leverage our mutual strengths across a broader global footprint. Swivel Secure has longstanding relationships with over 300 customers in similar and complementary verticals including education, government, banking, finance, healthcare and manufacturing. Through this combination, we will be able to deliver improved capabilities and service levels for customers on a global basis.”

The need for multi-factor authentication (MFA) is significant in the EMEA, where enterprises require the ability to fully control and monitor secure access by employees, students, customers and partners. SSE’s customers will be able to leverage a full portfolio of award-winning products including AuthControl® Sentry, AuthControl Enterprise and AuthControl MSP, as well as BIO-key’s full line of software and hardware solutions.

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key has over two decades of expertise in providing authentication technology for thousands of organizations and millions of users and is revolutionizing authentication with biometric-centric, multi-factor identity and access management (IAM) solutions. Its PortalGuard IAM solution provides convenient and secure access to devices, information, applications, and high-value transactions. BIO-key’s patented software and hardware solutions, with industry leading biometric capabilities, enable large-scale on-premises and cloud-based Identity-as-a-Service (IDaaS) solutions, as well as customized enterprise solutions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “estimate,” "project," "intends," "expects," "anticipates," "believes," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, risks associated with the SSE acquisition including unexpected costs or delays in integrating SSE operations into our operations, realization of operational synergies, SSE continuing to operate consistent with historical results, and retaining key employees and partners of SSE, as well as more general risks and uncertainties including our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to execute and deliver on contracts in Africa; our ability to expand into Asia, Africa and other foreign markets; the duration and severity of the current coronavirus COVID-19 pandemic and its effect on our business operations, sales cycles, personnel, and the geographic markets in which we operate; delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption see "Risk Factors'' in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company undertakes no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in forward-looking statements and may also cause actual results to differ materially from those discussed.

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